As filed with the Securities and Exchange Commission on May 24, 2004

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AIRSPAN NETWORKS, INC.

(Exact name of Registrant as specified in its Charter)

Washington	75-2743995
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

777 Yamato Road, Suite 105

Boca Raton, FL 33431

(Address of principal executive offices, including zip code)

AIRSPAN OMNIBUS EQUITY COMPENSATION PLAN

2003 SUPPLEMENTAL STOCK OPTION PLAN

2000 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the Plans)

Eric Stonestrom

Chief Executive Officer

Airspan Networks, Inc.

777 Yamato Road, Suite 105

Boca Raton, FL 33431

561-893-8670

(Name, address and telephone number, including area code, of agents for service)

With copy to:

David E. Wells

Hunton & Williams LLP

1111 Brickell Avenue

Suite 2500

Miami, FL 33131

305-810-2500

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)

Common Stock, par value $.0003 per share	7,241,500 shares	(2)	100%	$34,179,880	$4,330.59

(1)	Pursuant to Rule 416(a) the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents (i) 5,000,000 shares of Common Stock issuable upon exercise of stock options available for grant or as stock awards under our Omnibus Equity Compensation Plan, (ii) 2,000,000 shares of our Common Stock available for purchase under our 2000 Employee Stock Purchase Plan, and (iii) 241,500 shares of our Common Stock issuable upon exercise of stock options available for grant under our 2003 Supplemental Stock Option Plan.

(3)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), and based upon the average of the high and low prices of the registrant’s common stock on the Nasdaq National Market on May 18, 2004.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement filed by Airspan Networks Inc. (the “Company”) under Registration Number 333-45262, with respect to securities offered pursuant to the Company’s 2000 Employee Stock Purchase Plan, as amended (the “Plan”), are hereby incorporated by reference herein, and the opinions and consents listed below are annexed hereto:

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed with the Securities and Exchange Commission (the “Commission”).

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated herein by reference and made a part hereof: (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and (ii) the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-1 filed with the Commission on July 18, 2000.

Certain Current Reports on Form 8-K dated both prior to and after the date of this registration statement are or will be furnished to the SEC and shall not be deemed “filed” with the Securities and Exchange Commission and will not be incorporated by reference into this registration statement. However, all other documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may request a copy of this registration statement and any document incorporated by reference herein at no cost, by writing, calling or e-mailing us at the following address:

Airspan Networks, Inc.

777 Yamato Road, Suite 105

Boca Raton, FL 33431

Attention: Airspan Shareholder Services

Telephone: (561) 893-8670

Email: paronstam@airspan.com

You should rely only on the information contained or incorporated by reference in this registration statement and the applicable prospectus. We have not authorized anyone else to provide you with different information

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 23B.08.510 of the Washington Business Corporation Act authorizes Washington corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The Company’s Amended and Restated Articles of Incorporation require indemnification of the Company’s officers and directors to the fullest extent permitted by Washington law. The Company also maintains directors’ and officers’ liability insurance.

The Company’s Amended and Restated Articles of Incorporation provide that the Company shall, to the full extent permitted by the Washington Business Corporation Act of the State of Washington, as amended from time to time, indemnify all directors and officers of the Company and advance expenses to each of our currently acting and former directors, subject to certain exceptions in the By-laws. In addition, the Company’s Amended and Restated Articles of Incorporation contain a provision eliminating the personal liability of directors to the Company or its shareholders for monetary damages arising out of a breach of fiduciary duty. Under Washington law, this provision eliminates the liability of a director for breach of fiduciary duty but does not eliminate the personal liability of any director for (i) acts or omissions of a director that involve intentional misconduct or a knowing violation of law, (ii) conduct in violation of Section 23B.08.310 of the Washington Business Corporation Act (which section relates to unlawful distributions) or (iii) any transaction from which a director personally received a benefit in money, property or services to which the director was not legally entitled.

The Company’s Amended and Restated Articles of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Washington Business Corporation Act is amended to expand the indemnification permitted to directors or officers the Company must indemnify those persons to the full extent permitted by such law as so amended.

Directors and officers of the Company are insured, at the expense of the Company, against certain liabilities which might arise out of their employment and which might not be indemnified or indemnifiable under the By-Laws. The primary coverage is provided by a Directors and Officers Liability Insurance Policy in customary form. No deductibles or retentions apply to individual directors or officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of the Registrant (1)

4.2	Amended and Restated By-Laws of the Registrant (2)

4.3	Form of Registrant’s Common Stock Certificate (3)

Exhibit No.	Description

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered.*

10.2	2000 Employee Stock Purchase Plan, as amended (1)

10.9	2003 Supplemental Stock Option Plan (2)

10.12	Airspan Omnibus Equity Compensation Plan (1)

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.1)*

24.1	Power of Attorney* (See page 7 of this Registration Statement)

*	filed herewith

(1)	Incorporated by reference to Airspan’s Form 10-Q for the three months ended April 4, 2004.

(2)	Incorporated by reference to Airspan’s Form 10-K for the year ended December 31, 2003.

(3)	Incorporated by reference to Airspan’s Registration Statement on Form S-1 (333-34514) filed July 18, 2000.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 21st day of May, 2004.

AIRSPAN NETWORKS, INC.

By:	/s/ Eric D. Stonestrom

Name:	Eric D. Stonestrom
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below constitutes and appoints Eric D. Stonestrom and Matthew J. Desch, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre-effective and post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that such attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Eric D. Stonestrom Eric D. Stonestrom	President and Chief Executive Officer and Director (Principal Executive Officer)	May 21, 2004

/s/ Peter Aronstam Peter Aronstam	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 21, 2004

/s/ Matthew J. Desch Matthew J. Desch	Chairman of the Board and Director	May 21, 2004

/s/ H. Berry Cash H. Berry Cash	Director	May 21, 2004

/s/ Guillermo Heredia Guillermo Heredia	Director	May 21, 2004

/s/ Thomas S. Huseby Thomas S. Huseby	Director	May 21, 2004

Signature	Title	Date

/s/ David Twyver David Twyver	Director	May 21, 2004

/s/ Michael T. Flynn Michael T. Flynn	Director	May 21, 2004

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of the Registrant (1)

4.2	Amended and Restated By-Laws of the Registrant (2)

4.3	Form of Registrant’s Common Stock Certificate (3)

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered.*

10.2	2000 Employee Stock Purchase Plan, as amended (1)

10.9	2003 Supplemental Stock Option Plan (2)

10.12	Airspan Omnibus Equity Compensation Plan (1)

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.1)*

24.1	Power of Attorney* (See page 7 of this Registration Statement)

*	filed herewith

(1)	Incorporated by reference to Airspan’s Form 10-Q for the three months ended April 4, 2004.

(2)	Incorporated by reference to Airspan’s Form 10-K for the year ended December 31, 2003

(3)	Incorporated by reference to Airspan’s Registration Statement on Form S-1 (333-34514) filed July 18, 2000.